Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT

I, Salvatore A. Ranieri of Bank United Corp. Litigation Contingent Payment Rights Trust (the “CPR Trust”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that: (1) the Annual Report on Form 10-K of the CPR Trust for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the CPR Trust.

Dated: March 4, 2004

/s/ Salvatore A. Ranieri Salvatore A. Ranieri
Litigation Trustee